Exhibit (8)(m)(ii)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

     This Amendment to the Fund Participation Agreement ("Agreement") dated April 30, 1995, as amended, between Janus Aspen Series, an open-end management investment company, organized as a Delaware business trust (the "Trust"), and Great American Reserve Insurance Company, a Texas life insurance company (the "Company") is effective as of 12/31 , 1999.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. The Company's name shall be changed to "Conseco Variable Insurance Company" to reflect the Company's name change.

     2. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

     All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

CONSECO VARIABLE INSURANCE COMPANY
[Formerly GREAT AMERICAN RESERVE
INSURANCE COMPANY]


By: /s/ Michael A. Colliflower
   --------------------------------------
Name: Michael A. Colliflower
Title: Senior Vice President


JANUS ASPEN SERIES


By: /s/ Bonnie Howe
   --------------------------------------
Name: Bonnie Howe
Title: VP

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and the                  Contracts Funded
Date Established by Board of Directors            By Separate Account
--------------------------------------            -------------------

Conseco Variable Account C - 5/1/93               Contract 22-4025

Conseco Variable Account E - 11/12/93             Contract 22--4047; 22-4048

Conseco Variable Account F - 9/26/97              Contract 27-4061

Conseco Variable Account G - 1/18/96              Contract 22-7056

Conseco Variable Account H - 11/1/99              Contract CVIC-2000; CVIC-2001

Conseco Variable Life Account A - not yet         Contract CVIC-1000
formed